U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

#

Item 2.01. Completion of Acquisition or Disposition of Material Assets.

On July 15, 2005, the Company sold to 446737BC Ltd., an unaffiliated third party, certain assets relating to its business of providing local delivery of 5 gallon bottles and renting water cooler. The assets included the Company’s active customer accounts, three vehicles, and related inventory and equipment. The purchaser paid the Company the sum of $40,000 CDN, and assumed the payment of $89,070 CDN in prepaid water, cooler leasing, cooler and bottle deposits. The Company also agreed not to compete in any business in British Columbia (Canada) involving the production and sale of 2.5 and 5 gallon water bottles. The Company has no other affiliation or business dealings with the purchaser or its affiliates.

CDN = Canadian Dollar

Item 9.01 Financial Statements and Exhibits .

10(xxxx) Agreement dated June 21, 2005 by and between Avani Oxygen Water Corporation and 446737BC Ltd.

#

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

July 20, 2005

/s/ Dennis Robinson

Dennis Robinson

Treasurer and

Chief Accounting Officer

#